Exhibit 99.1
SandRidge Energy, Inc. Reports Financial and Operational Results
for Second Quarter 2018

Oklahoma City, Oklahoma, August 8, 2018 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended June 30, 2018. For the second quarter, the Company reported a net loss of $34 million, or $0.97 per share, and net cash provided by operating activities of $26 million. After adjusting for certain items, the Company’s adjusted net loss amounted to $2 million, or $0.05 per share, operating cash flow totaled $24 million and adjusted EBITDA was $34 million for the quarter. The Company defines and reconciles such non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release under the "Non-GAAP Financial Measures" beginning on page 12.
As of August 2, 2018, the Company's liquidity totaled $436 million, which includes $17 million of cash and $419 million of borrowing capacity under the credit facility, net of outstanding letters of credit. The Company currently has no funds drawn under its credit facility. During the quarter, the Company sold the building adjacent to its corporate office building, the Parkside Annex, for $10.75 million.

Highlights During and Subsequent to the Second Quarter

• All five new North Park wells exceed pre-drill production estimates with two achieving oil rates in excess of 1,500 Bopd

• Five new wells online in the NW STACK with a combined 30-Day IP rate averaging 584 Boepd (69% oil)

• Further reduced cash G&A and LOE costs to $30.6 million, down 22% from the second quarter of 2017

• Strategic alternatives process moves to evaluation phase

• New Board of Directors initiates thorough review of Company's cost structure, asset development plan and potential for monetization of non-core assets

Bill Griffin, President and CEO commented, “Our second quarter performance further demonstrates the Company’s ability to stay focused on continuous improvement and consistent operational execution through a period of change.”

Mr. Griffin continued, “Our near-term course to strategically deploy capital to create value and provide assurance for a clear, organic growth plan is proving successful. This is best demonstrated by the exciting results associated with our North Park drilling program. We recently brought five new Niobrara wells to sales, each with an initial production rate exceeding our pre-drill projections. In particular, four of these wells were drilled to test a twelve wells per section spacing pattern and the average initial oil production rate per well was 1,327 Bopd, which is 175% above type curve. This outstanding performance provides additional support for testing higher density spacing, which is scheduled to commence in the third quarter of 2018. We also continue to selectively deploy capital in the Mid-Continent, where we have commenced our previously announced drilling program comprised of four Mississippi Lime wells, which are expected to generate excellent returns, along with continuation of our NW STACK delineation efforts with the financial support provided under our drilling participation agreement.

We have remained judicious in our capital spending as we advance efforts to explore any and all strategic alternatives for SandRidge. The Company has continued to make significant progress to reverse
1

production decline and establish a platform for meaningful value growth and a strong balance sheet. Our strategic process continues as we evaluate initial submittals, some of which require reverse due diligence. The Board and Management continue to work diligently to evaluate each and every proposal, while weighing them against the present and future value of the Company in light of our continued positive drilling results.”

Operational Results and Activity
During the quarter, production totaled 3.0 MMBoe (25% oil, 24% NGLs and 51% natural gas). The Company averaged one rig in the NW STACK targeting the Meramec and seven wells underwent completions in the North Park Basin. Capital expenditures totaled $37 million.

Niobrara Asset in North Park Basin, Jackson County, Colorado
During the first quarter, the Company laid out plans to drill two spacing tests located on the eastern and western sides of the field. The eastern area test utilizes a twelve wells per section spacing pattern. The first two XRLs of the test, the Castle 5-17H20 and Castle 6-17H20, were announced earlier this year with an average 30-Day IP of 1,109 Boepd (91% oil), 132% of type curve. Four additional XRLs, targeting B, C and D benches, went to sales subsequent to the second quarter with initial oil production rates averaging 1,327 Bopd, 175% of type curve, all with less than thirty days of production. The two remaining wells in the eastern area spacing test are undergoing completion operations and updated well results will be provided at a later date.

The western area is testing a twenty-three wells per section pattern. The Company drilled the first well, the Peters 16-12H13, at the beginning of the second quarter and it recently went to sales with early rates of 832 Bopd, 109% of type curve. Given the encouraging initial results, drilling operations on the remaining wells of the western area spacing test will commence in the third quarter with expected sales during the first quarter of 2019.

Net oil production in the North Park Basin totaled 128 MBo (1.4 MBopd) for the second quarter and gross current production is averaging over 6,000 Bopd, inclusive of recent well outperformance.

Mid-Continent Assets in Oklahoma and Kansas
In the second quarter, production in the Miss Lime totaled 2.5 MMBoe (27 MBoepd, 17% oil) and NW STACK totaled 249 MBoe (2.7 MBoepd, 43% oil). The Company averaged one rig in the NW STACK targeting the Meramec and drilled four wells under the previously announced Drilling Participation Agreement. Two of the wells drilled extend the play into SE Woodward County, further delineating the successful core area. Completion operations for the two step-out wells are underway with first sales expected in the third quarter. Also during the quarter, SandRidge brought six wells online with five having a combined 30-Day IP averaging 584 Boepd (69% oil). Subsequent to the quarter, the Company spud the first of four planned Mississippian wells with an additional rig.

Other Operational Activities
During the second quarter, Permian Central Basin Platform properties produced 113 MBoe (1.2 MBoepd, 80% oil, 13% NGLs, 7% natural gas).

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 9, 2018 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 6365139. An audio replay of the call will be available from August 9, 2018 until 11:59 pm CT on September 9, 2018. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 6365139.
A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2018 Operational and Capital Expenditure Guidance
As a result of realizing general and administrative (“G&A”) savings earlier in the year than expected, the Company lowered full year adjusted G&A guidance from $41 - $44 million to $40 - $42 million. In addition, the Company lowered LOE guidance from $95 - $105 million to $92 - $95 million. Production taxes were also adjusted to 5.30% - 5.70% from 4.80%. Presented below is the Company’s capital expenditure and updated operational guidance for 2018.

	Updated Guidance	Previous Guidance
	Projection as of	Projection as of
	August 8, 2018	May 7, 2018
Production
Oil (MMBbls)	3.4 - 3.6	3.4 - 3.6
Natural Gas Liquids (MMBbls)	2.6 - 2.8	2.6 - 2.8
Total Liquids (MMBbls)	6.0 - 6.4	6.0 - 6.4
Natural Gas (Bcf)	31.5 - 33.0	31.5 - 33.0
Total (MMBoe)	11.3 - 11.9	11.3 - 11.9

Price Differential
Oil (per Bbl)	$2.80	$2.80
Natural Gas Liquids (realized % of NYMEX WTI)	36%	33%
Natural Gas (per MMBtu)	$1.20	$1.20

Expenses
LOE	$92 - $95 million	$95 - $105 million
Adjusted G&A Expense (1)	$40 - $42 million	$41 - $44 million

% of Revenue
Production Taxes	5.30% - 5.70%	4.80%

Capital Expenditures ($ in millions)
Drilling and Completion
Mid-Continent	$17 - $19	$17 - $19
North Park Basin	65 - 73	65 - 73
Other (2)	34	34
Total Drilling and Completion	$116 - $126	$116 - $126

Other E&P
Land, G&G, and Seismic	$15	$15
Infrastructure (3)	15	15
Workover	25	25
Capitalized G&A and Interest	8	8
Total Other Exploration and Production	$63	$63

General Corporate	1	1
Total Capital Expenditures	$180 - $190	$180 - $190
(excluding acquisitions and plugging and abandonment)

(1) Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release  under "Non-GAAP Financial Measures" beginning on page 12. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

under "Non-GAAP Financial Measures" beginning on page 12. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
(2) Primarily 2017 Carryover
(3) Includes Production Facilities, Pipeline ROW and Electrical

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Production - Total
Oil (MBbl)	755	1,042	1,681	2,176
NGL (MBbl)	700	907	1,400	1,794
Natural Gas (MMcf)	8,977	11,267	18,464	23,033
Oil equivalent (MBoe)	2,951	3,827	6,158	7,809
Daily production (MBoed)	32.4	42.1	34.0	43.1

Average price per unit
Realized oil price per barrel - as reported	$65.19	$46.04	$61.01	$47.68
Realized impact of derivatives per barrel	(16.44)	3.11	(12.01)	1.63
Net realized price per barrel	$48.75	$49.15	$49.00	$49.31

Realized NGL price per barrel - as reported	$24.21	$14.49	$23.81	$15.37
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$24.21	$14.49	$23.81	$15.37

Realized natural gas price per Mcf - as reported	$1.46	$2.08	$1.65	$2.23
Realized impact of derivatives per Mcf	0.13	0.01	0.15	(0.04)
Net realized price per Mcf	$1.59	$2.09	$1.80	$2.19

Realized price per Boe - as reported	$26.87	$22.09	$27.00	$23.40
Net realized price per Boe - including impact of derivatives	$23.05	$22.97	$24.18	$23.74

Average cost per Boe
Lease operating	$7.04	$6.59	$7.39	$6.43
Production taxes	$1.49	$0.69	$1.48	$0.75
Depletion (1)	$10.49	$7.70	$9.57	$7.23

Earnings per share
(Loss) earnings per share applicable to common stockholders
Basic	$(0.97)	$0.69	$(2.15)	$2.44
Diluted	$(0.97)	$0.69	$(2.15)	$2.42

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.05)	$0.23	$0.11	$0.95
Diluted	$(0.05)	$0.23	$0.11	$0.94

Weighted average number of shares outstanding (in thousands)
Basic	35,017	34,076	34,800	30,458
Diluted (2)	35,017	34,138	34,884	30,650

(1) Includes accretion of asset retirement obligation.
(2) Includes shares considered antidilutive for calculating loss per share in accordance with GAAP.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and six months ended June 30, 2018 at the same level of detail as its full year capital expenditure guidance.

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
	(In thousands)	(In thousands)

Drilling and Completion
Mid-Continent	$1,474	$3,391
North Park Basin	12,240	20,474
Other (1)	9,092	24,657
Total Drilling and Completion	22,806	$48,522

Other E&P
Land, G&G, and Seismic	3,554	$5,245
Infrastructure (2)	2,933	4,908
Workovers	6,378	12,746
Capitalized G&A and Interest	1,761	3,277
Total Other Exploration and Production	14,627	$26,175

General Corporate	—	$—

Total Capital Expenditures	$37,432	$74,697
(excluding acquisitions and plugging and abandonment)

(1) Primarily 2017 Carryover
(2) Infrastructure - Production Facilities, Pipeline ROW and Electrical

Derivative Contracts
In light of the high correlation between NGL and NYMEX WTI prices, the Company manages a portion of its NGL price exposure using NYMEX WTI contracts at a three-to-one (3:1) NGL to crude ratio. The table below sets forth the Company’s consolidated oil and natural gas price swaps for 2018 and 2019 as of August 8, 2018:

	Quarter Ending

	3/31/2018	6/30/2018	9/30/2018	12/31/2018	FY 2018
WTI Swaps:
Total Volume (MMBbls)	1.05	1.00	0.92	0.83	3.80
Daily Volume (MBblspd)	11.7	11.0	10.0	9.0	10.4
Swap Price ($/bbl)	$55.46	$55.50	$56.04	$56.12	$55.75

Natural Gas Swaps:
Total Volume (Bcf)	6.30	3.64	3.68	3.68	17.30
Daily Volume (MMBtupd)	70.0	40.0	40.0	40.0	47.4
Swap Price ($/MMBtu)	$3.24	$3.11	$3.11	$3.11	$3.16

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	FY 2019
WTI Swaps:
Total Volume (MMBbls)	0.45	0.46	0.46	0.46	1.83
Daily Volume (MBblspd)	5.0	5.0	5.0	5.0	5.0
Swap Price ($/bbl)	$54.29	$54.29	$54.29	$54.29	$54.29

Capitalization
The Company’s capital structure as of June 30, 2018 and December 31, 2017 is presented below:

	June 30, 2018	December 31, 2017
	(In thousands)

Cash, cash equivalents and restricted cash	$31,980	$101,308

Credit facility	$—	$—
Building note	—	37,502
Total debt	—	37,502

Stockholders’ equity
Common stock	35	36
Warrants	88,514	88,500
Additional paid-in capital	1,053,595	1,038,324
Accumulated deficit	(361,888)	(286,920)
Total SandRidge Energy, Inc. stockholders’ equity	780,256	839,940

Total capitalization	$780,256	$877,442

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Oil, natural gas and NGL	$79,304	$84,546	$166,270	$182,695
Other	158	305	320	506
Total revenues	79,462	84,851	166,590	183,201
Expenses
Production	20,785	25,209	45,498	50,232
Production taxes	4,389	2,653	9,089	5,829
Depreciation and depletion—oil and natural gas	30,961	29,477	58,958	56,457
Depreciation and amortization—other	3,040	3,493	6,193	7,330
Impairment	—	446	4,170	2,977
General and administrative	10,343	19,354	24,365	38,892
Accelerated vesting upon change in control	6,545	—	6,545	—
Proxy contest	7,191	—	7,598	—
Employee termination benefits	1,043	4,415	32,630	4,815
Loss (gain) on derivative contracts	30,104	(23,543)	48,434	(57,726)
Other operating (expense) income	(1,254)	(1)	(1,238)	267
Total expenses	113,147	61,503	242,242	109,073
(Loss) income from operations	(33,685)	23,348	(75,652)	74,128
Other (expense) income
Interest expense, net	(651)	(946)	(1,599)	(1,885)
Gain on extinguishment of debt	—	—	1,151	—
Other income, net	217	1,055	1,090	2,025
Total other (expense) income	(434)	109	642	140
(Loss) income before income taxes	(34,119)	23,457	(75,010)	74,268
Income tax benefit	(45)	(42)	(42)	(39)
Net (loss) income	$(34,074)	$23,499	$(74,968)	$74,307
(Loss) earnings per share
Basic	$(0.97)	$0.69	$(2.15)	$2.44
Diluted	$(0.97)	$0.69	$(2.15)	$2.42
Weighted average number of common shares outstanding
Basic	35,017	34,076	34,800	30,458
Diluted	35,017	34,138	34,800	30,650

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$30,125	$99,143
Restricted cash - other	1,855	2,165
Accounts receivable, net	58,992	71,277
Derivative contracts	—	1,310
Prepaid expenses	3,582	5,248
Other current assets	411	15,954
Total current assets	94,965	195,097
Oil and natural gas properties, using full cost method of accounting
Proved	1,145,667	1,056,806
Unproved	87,268	100,884
Less: accumulated depreciation, depletion and impairment	(515,822)	(460,431)
	717,113	697,259
Other property, plant and equipment, net	213,903	225,981
Other assets	1,274	1,290
Total assets	$1,027,255	$1,119,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$120,550	$139,155
Derivative contracts	35,283	10,627
Asset retirement obligations	39,981	41,017
Other current liabilities	1,714	8,115
Total current liabilities	197,528	198,914
Long-term debt	—	37,502
Derivative contracts	8,642	3,568
Asset retirement obligations	38,204	36,527
Other long-term obligations	2,625	3,176
Total liabilities	246,999	279,687
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,332 issued and outstanding at June 30, 2018 and 35,650 issued and outstanding at December 31, 2017	35	36
Warrants	88,514	88,500
Additional paid-in capital	1,053,595	1,038,324
Accumulated deficit	(361,888)	(286,920)
Total stockholders’ equity	780,256	839,940
Total liabilities and stockholders’ equity	$1,027,255	$1,119,627

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(74,968)	$74,307
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Provision for doubtful accounts	(6)	—
Depreciation, depletion and amortization	65,151	63,787
Impairment	4,170	2,977
Debt issuance costs amortization	235	195
Amortization of premiums and discounts on debt	(47)	(153)
Gain on extinguishment of debt	(1,151)	—
Loss (gain) on derivative contracts	48,434	(57,726)
Cash (paid) received on settlement of derivative contracts	(17,393)	2,706
Stock-based compensation	21,909	9,654
Other	(1,563)	379
Changes in operating assets and liabilities	11,346	7,806
Net cash provided by operating activities	56,117	103,932
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(95,328)	(88,904)
Acquisition of assets	—	(48,236)
Proceeds from sale of assets	13,563	14,756
Net cash used in investing activities	(81,765)	(122,384)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	(36,304)	—
Debt issuance costs	—	(1,488)
Cash paid for tax withholdings on vested stock awards	(7,376)	(2,891)
Net cash used in financing activities	(43,680)	(4,379)
NET DECREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(69,328)	(22,831)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	101,308	174,071
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$31,980	$151,240
Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$20,631	$(8,340)
Equity issued for debt	$—	$(268,779)

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities, as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net cash provided by operating activities	$25,710	$39,696	$56,117	$103,932
Changes in operating assets and liabilities	(1,797)	3,471	(11,346)	(7,806)
Operating cash flow	$23,913	$43,167	$44,771	$96,126

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net (loss) income before income tax benefit, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry, for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development, and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net (loss) income	$(34,074)	$23,499	$(74,968)	$74,307

Adjusted for
Income tax benefit	(45)	(42)	(42)	(39)
Interest expense	699	1,190	1,806	2,332
Depreciation and amortization - other	3,040	3,493	6,193	7,330
Depreciation and depletion - oil and natural gas	30,961	29,477	58,958	56,457
EBITDA	581	57,617	(8,053)	140,387

Asset impairment	—	446	4,170	2,977
Stock-based compensation	5,856	4,567	8,778	7,828
Loss (gain) on derivative contracts	30,104	(23,543)	48,434	(57,726)
Cash (paid) received upon settlement of derivative contracts	(11,274)	3,344	(17,393)	2,706
Employee termination benefits	1,043	4,415	32,630	4,815
Proxy contest	7,191	—	7,598	—
Acceleration of performance units	1,232	—	1,232	—
Restructuring costs	—	617	—	3,224
Gain on extinguishment of debt	—	—	(1,151)	—
Other	(1,043)	(1,205)	(2,218)	(2,235)

Adjusted EBITDA	$33,690	$46,258	$74,027	$101,976

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net cash provided by operating activities	$25,710	$39,696	56,117	$103,932

Changes in operating assets and liabilities	(1,797)	3,471	(11,346)	(7,806)
Interest expense	699	1,190	1,806	2,332
Employee termination benefits (1)	862	2,590	19,499	2,990
Proxy contest	7,191	—	7,598	—
Acceleration of performance units	1,232	—	1,232	—
Restructuring costs	—	617	—	3,224
Income tax benefit	(45)	(42)	(42)	(39)
Other	(162)	(1,264)	(837)	(2,657)

Adjusted EBITDA	$33,690	$46,258	$74,027	$101,976

(1) Excludes associated stock-based compensation.

Reconciliation of Net (Loss) Income Available to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders
The Company defines adjusted net (loss) income as net (loss) income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net (loss) income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income available to common stockholders.

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net (loss) income available to common stockholders	$(34,074)	$(0.97)	$23,499	$0.69

Asset impairment	—	—	446	0.01
Loss (gain) on derivative contracts	30,104	0.86	(23,543)	(0.69)
Cash (paid) received upon settlement of derivative contracts	(11,274)	(0.32)	3,344	0.10
Employee termination benefits	1,043	0.03	4,415	0.13
Proxy contest	7,191	0.21	—	—
Accelerated vesting upon change in control	6,545	0.19	—	—
Restructuring costs	—	—	617	0.02
Other	(1,324)	(0.05)	(790)	(0.03)

Adjusted net (loss) income available to common stockholders	$(1,789)	$(0.05)	$7,988	$0.23

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	35,017	35,017	34,076	34,138

Total adjusted net (loss) income per share	$(0.05)	$(0.05)	$0.23	$0.23

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net (loss) income available to common stockholders	$(74,968)	$(2.15)	$74,307	$2.42

Asset impairment	4,170	0.12	2,977	0.10
Loss (gain) on derivative contracts	48,434	1.39	(57,726)	(1.88)
Cash (paid) received upon settlement of derivative contracts	(17,393)	(0.50)	2,706	0.09
Employee termination benefits	32,630	0.94	4,815	0.16
Proxy contest	7,598	0.22	—	—
Accelerated vesting upon change in control	6,545	0.19	—	—
Restructuring costs	—	—	3,224	0.11
Gain on extinguishment of debt	(1,151)	(0.03)	—	—
Other	(1,905)	(0.07)	(1,427)	(0.06)

Adjusted net income available to common stockholders	$3,960	$0.11	$28,876	$0.94

	Basic	Diluted (1)	Basic	Diluted (1)
Weighted average number of common shares outstanding	34,800	34,884	30,458	30,650

Total adjusted net income per share	$0.11	$0.11	$0.95	$0.94

(1) Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating loss per share in accordance with GAAP.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period, and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs, and other non-recurring cash items which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, as shown in the following tables.

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$10,343	$3.50	$19,354	$5.06
Stock-based compensation (1)	(543)	(0.18)	(4,569)	(1.20)
Restructuring costs	—	—	(617)	(0.16)
Adjusted G&A	$9,800	$3.32	$14,168	$3.70

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$24,365	$3.96	$38,892	$4.98
Stock-based compensation (1)	(3,465)	(0.57)	(7,829)	(1.01)
Restructuring costs	—	—	(3,224)	(0.41)
Adjusted G&A	$20,900	$3.39	$27,839	$3.56

(1) Three and six-month periods ended June 30, 2018 exclude approximately $5.5 million and $18.4 million, respectively, for the acceleration of certain stock awards due to the reduction in force in the first quarter of 2018 and the change in control event in the second quarter of 2018. Three and six-month periods ended June
30, 2017 exclude approximately $1.8 million for the acceleration of certain stock awards.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2018 Operational and Capital Expenditure Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, drilling inventory and locations, estimated oil, and natural gas and natural gas liquids production, reserves, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and infrastructure assessment and investment. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.
SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the North Park Basin in Colorado.